Exhibit 99.1

JOINT FILING AGREEMENT

With respect to the Schedule 13D/A to be filed on or about the date hereof relating to the beneficial ownership by the undersigned of shares of common stock of Koss Corporation; the undersigned agree that such Schedule 13D/A, and any amendment thereto signed by each of the undersigned, is and shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment.

Dated:   September 8, 2021

MICHAEL J. KOSS

By:	/s/ Michael J. Koss
Michael J. Koss

KOSS FAMILY TRUST, DATED 9/11/12

By:	/s/ Michael J. Koss
Michael J. Koss, Trustee

By:	/s/ John C. Koss Jr.
John C. Koss Jr., Trustee

K.F.T. CORPORATION

By:	/s/ Michael J. Koss
Michael J. Koss, President

NANCY L. KOSS 2012 TRUST, DATED 12/20/12

By:	/s/ Michael J. Koss
Michael J. Koss, Trustee

By:	/s/ John C. Koss Jr.
John C. Koss Jr., Trustee